EXHIBIT 10(rr)

                           EMPLOYMENT AGREEMENT

  THIS EMPLOYMENT AGREEMENT (the "Agreement"), made as of the 5th day of January, 1999 is entered into by Hasbro, Inc., a corporation with its principal place of business at Pawtucket, Rhode Island (the "Company"), and Herbert M. Baum (the "Employee").

  WHEREAS, the Company desires to employ the Employee as President and Chief Operating Officer of the Company and the Employee desires to be employed by the Company as President and Chief Operating Officer;

  NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

   1.  Term of Employment
       ------------------
  The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on January 5, 1999 (the "Commencement Date") and ending on January 5, 2002, unless sooner terminated in accordance with the provisions of Section 5 or extended as hereinafter provided in this
Section 1 (such period, as it may be extended or terminated, the "Employment Period"). The Employment Period may be extended not later than January 5, 2002 for an additional one year period from the then current expiration date of the Employment Period provided the Employee and the Company mutually agree in writing to extend the Employment Period.

   2.  Title; Capacity
       ---------------
  The Company will employ the Employee, and the Employee agrees to work for the Company, as its President and Chief Operating Officer of the Company and in such other senior executive positions with the Company and with domestic and foreign subsidiaries of the Company as the Company's Board of Directors (the "Board") and the Chairman of the Board and Chief Executive Officer of the Company may reasonably determine from time to time. The Employee shall be based at the Company's headquarters in Pawtucket, Rhode Island and shall undertake such domestic and foreign business travel as shall be reasonably required to fulfill his duties. The Employee shall report directly to the Chairman of the Board and Chief Executive Officer of the Company.

  The Employee shall have authorities, duties and responsibilities commensurate with his position of President and Chief Operating Officer (including but not limited to, responsibility for all operating functions and units of the Company with all of said functions and units reporting directly or, with his consent, indirectly to him) and shall have such other authorities, duties and responsibilities commensurate with his position as the Board shall from time to time reasonably assign to him. The Employee shall devote substantially his full business time in the performance of the foregoing services, except that he may serve on the boards of directors of other businesses, trade associations and charitable organizations, engage in charitable activities and community affairs and manage his personal investments and affairs as long as these activities present no conflict of interest and do not materially interfere with the performance of his duties hereunder.

  The Employee agrees to abide in all material respects with the policies of the Company applicable to senior executives, officers and members of the Board and any changes therein which may be adopted from time to time by the Company with regard to conflicts of interest.

   3.  Member of the Board
       -------------------
  During the Employment Period, the Company agrees that it shall recommend to the Board the election of the Employee as a Director of the Company on the Commencement Date or as soon as practical thereafter. Upon the expiration of his term as a Director during the Employment Period, the Company agrees to use its best efforts to cause him to be re-nominated for election and to recommend his election.

   4.  Compensation and Benefits
       -------------------------
       4.1  Salary
            ------
  During the Employment Period, the Company shall pay the Employee, in weekly installments one week in arrears, an annual base salary of not less than $750,000 (the "Base Salary"). Such Base Salary shall be considered for upward adjustment annually in accordance with the Company's salary increase guidelines based upon the Employee's achievement of individual performance goals but subject to recommendation by the Chairman and Chief Executive Officer and approval by the Compensation and Stock Option Committee of the Board (the "Compensation Committee"). Once increased, Base Salary shall not be reduced and shall thereafter be the "Base Salary" hereunder.

       4.2  Bonus
            -----
  During the Employment Period, the Employee shall be eligible to participate in the Company's management incentive bonus arrangement with a target bonus of not less than 45% of Base Salary. The Employee's actual bonus may be greater or less than his target bonus for such year depending upon the Company's and the Employee's actual performance during the applicable bonus year. In the event Employee's employment is terminated prior to the completion of a bonus year due to (I) his death or Disability, (ii) a termination by the Employee for "Good Reason," or (iii) a termination by the Company without "Cause," the Company will pay the Employee a pro rata bonus for such year equal to at least the bonus for such year he would have received based on assuming his individual performance was the same as that of the prior year and the actual Company performance for such year multiplied by a fraction, the numerator of which is the number of days during such bonus year that the Employee is employed by the Company, and the denominator of which is three hundred sixty-five (365). If such pro rata bonus is for 1999, the entire bonus shall be based on the actual Company performance for such year.

       4.3  Stock Options
            -------------
  (a) Subject to the approval of the Compensation Committee of the Board the Company shall grant to the Employee options (the "Options") to purchase 175,000 shares of the Company's Common Stock (the "Shares") on the Commencement Date, or as soon thereafter as practical, at the then-current Fair Market Value of the Company Shares as of the date of the grant under and according to the terms of the Company's Stock Incentive Performance Plan and the applicable Stock Option Agreement. During the Employment Period, Options to purchase 58,333 shares shall vest on each of the first two anniversaries of the Commencement Date and the remaining Options to purchase 58,334 shares shall vest on January 5, 2002, the last day of the initial three year Employment Period.

  (b) Subsequent grants of regular stock options may be made subject to the Company's standard practice and policy in making such grants, except that the Employee will not have any right to participate in the Company's premium priced stock option program. Subsequent stock option grants will be subject to not less favorable vesting and exercise provisions than those set forth in this Section 4.3.

  (c) Unless the termination of Employee's employment is for Cause, the Employee will have three (3) years from the date on which his employment terminates or, if earlier, until the expiration of stated term of the Options, to exercise all unexercised vested Options.

  (d) If the Employee's employment with the Company terminates upon or after the expiration of the initial three year Employment Period for any reason whatsoever other than Cause, provided the Employee executes a non-compete agreement in the form of Exhibit A hereto, the Options shall become fully vested on the date of termination. In the event the prior sentence does not apply and the Employee is terminated by the Company without Cause or the Employee terminates his employment with or without Good Reason either during or after the initial three year Employment Period, the Options shall continue to vest during the period which the Employee is receiving severance payment from the Company.

  (e) In the event of the Employee's termination of employment due to the Employee's death or Disability, vesting of all unvested options will be fully accelerated as of the date of death or Disability.

       4.4  Retirement Benefits
            -------------------
  (a) The Employee shall be eligible to participate in the Hasbro, Inc. Pension Plan (the "Pension Plan") and the Hasbro, Inc. Supplemental Retirement Benefit Plan (the "Supplemental Plan") on the same basis as other senior executives of the Company.

  (b) In addition, after the Employee's employment terminates for any reason, the Employee shall receive an annuity payable in monthly installments, the first such installment being paid on the first day of the month following the month in which the employee attains age 65 or his employment terminates, whichever occurs later (subject to earlier commencement, as referred to below), and the last such installment being paid on the first day of the month in which the Employee dies (subject to the right to elect an actuarially equivalent form), in which the annual amount is 3.3% of the Employee's Average Annual Cash Compensation multiplied by the number of full years and partial years (with proration to include full months employed during any partial years) the Employee had been employed by the Company at termination of employment. The amount payable under the preceding sentence shall be reduced by the sum of the benefits payable to the Employee in the form of a life annuity commencing at age 65 (or such later date), under (a) the Pension Plan, and (b)the Supplemental Plan. For purposes of this supplemental retirement benefit, the Employee's Average Annual Cash Compensation shall be one-third of the total Base Salary and management incentive bonuses (exclusive of any severance pay (but not Accrued Obligations) or other additional compensation) received by the Employee in the three highest consecutive years during the Employees' period of employment. For purposes of the calculation in the previous sentence, the Annual Cash Compensation taken into account for any single year,, shall not exceed $909,091. If the Employee had been employed by the Company for fewer than three years, the Employee's Average Annual Cash Compensation shall be the annualized average of the Employee's total Base Salary and management incentive bonuses during the period of employment (including any pro-rata bonus amounts due for the year of termination) (with the management incentive bonus being deemed the 1999 target bonus until the 1999 management incentive bonus is paid).

  At the Employee's option, the benefit described above shall be payable in any actuarially equivalent annuity form of benefit provided under the Pension Plan or an actuarially equivalent lump sum, determined using the actuarial conversion factors used for the Pension Plan. If the benefit commences prior to age 65, it shall be reduced by the early retirement reduction factor set forth in the Pension Plan. Any lump sum payment shall be made during the first two calendar weeks of January in the year following termination of employment.

  The benefits provided under this Section 4.4 shall be unfunded and shall be paid from the general assets of the Company. In the event of a Change of Control (as defined in the Change of Control Agreement referred to in Section 8 below), these benefits shall be paid from a fully funded corporate rabbi trust. The Employee shall have a right to the benefit hereunder and any rabbi trust no greater than the right of an unsecured general creditor of the Company. The benefits are not assignable by the Employee prior to receipt.

       4.5  Financial Planning
            ------------------
  During the Employment Period, the Company shall provide the Employee, at the Company's expense, tax and financial counseling from a provider of such services of the Employee's own choosing up to Fifteen Thousand Dollars ($15,000) per year. Such tax and financial assistance shall be provided as may be reasonably required to prepare any income tax returns that the Employee may be required to file and as may be reasonably required to prepare an appropriate estate plan.

       4.6  Automobile Allowance
            --------------------
  During the Employment Period, the Company shall make available to the Employee a Company automobile allowance of $920 per month or the equivalent in a leased automobile suitable to the Employee's position in accordance with the Company's automobile policy.

       4.7  Relocation
            ----------
  (a) In connection with the establishment of a residence in Rhode Island for purposes of the Employee's employment with the Company, the Employee shall be eligible for relocation benefits under the Company's policy entitled "Relocation Expenses-Transferred Employees and Executive New Hires."

  (b) Upon termination of employment, for any reason whatsoever, in connection with the Employee's relocation back to his initial home location, the Employee shall be eligible for relocation benefits under the Company's policy entitled "Relocation Expenses-Transferred Employees and Executive New Hires," as if he were a transferred active employee. In addition, such relocation benefits will also include a guarantee of the original purchase price of the Rhode Island residence plus the fair market value of any capital improvements. Such guarantee may be called on by the Employee by the Employee notifying the Company in writing of his desire to sell the residence to the Company or its designee for the above price. The sale shall be closed within sixty (60) days after the Employee gives the Company such written notice.

  (c) In addition, the Employee shall receive such additional relocation benefits as may be agreed upon by the Chairman and Chief Executive Officer of the Company and the Employee.

  (d) The Company shall pay the Employee a full gross up with regard to amounts paid pursuant to this Section 4.7 so that , to the extent that such amounts are includible in the Employee's gross income, the Employee has no cost for such relocation on an after-tax basis.

       4.8  Fringe Benefits
            ---------------
  During the Employment Period, the Employee shall be entitled to participate in all bonus, benefit and fringe plans and programs that the Company establishes and makes available to its senior executives or employees generally, as they may be in effect from time to time if any, to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate, including, but not limited to, the programs indicated in the Hasbro Benefits Summary previously delivered to Employee. The Employee shall be entitled to four weeks of paid vacation time during each calendar year (prorated for partial years) during the Employment Period.

       4.9  Reimbursement of Expenses
            -------------------------
The Company shall reimburse the Employee for reasonable travel, entertainment and other expenses incurred or paid by him in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may request, provided, however, that the amount available for travel, entertainment and other expenses may be fixed in writing in advance by the Board at a level commensurate with his position.

       4.10 Deferred Compensation
            ---------------------
  The Employee shall be entitled to participate in the Company's Non-Qualified Deferred Compensation Plan in accordance with the terms of such Plan, provided that any termination of Executive's employment (other than for death or Disability) shall be deemed a "retirement" under such plan.

       4.11 401(k) and Profit Sharing Benefits
            ----------------------------------
  The Employee shall be entitled to participate in the Company's Retirement Savings Plan subject to and in accordance with the terms of such plan.

       4.12 Annual Physical
            ----------------
  The Company shall reimburse the Employee for the normal costs of an annual physical examination, including laboratory costs, by a physician of his own choosing in each calendar year.

       4.13 Indemnification
            ---------------
  (a) Effective upon his election as a Director, the Company and the Employee shall enter into the Company's standard Directors' Indemnification Agreement, in the form filed as an Exhibit to the Company's Annual Report on Form 10-K (the "Indemnification Agreement"). The Company acknowledges, as a clarification of the last sentence of Section 6 of the Indemnification Agreement, that even if after the Company has assumed defense of a claim, the Employee shall have reasonably concluded that there may be a conflict of interest between the Company and the Employee in the conduct of the defense of the claim, the Company will thereafter be responsible for the fees and disbursement of the Employee's separate counsel.

  (b) The Company shall not retroactively amend the By-Laws of the Company so as to adversely affect Employee's rights to indemnification thereunder. So long as the Company purchases directors' and officers' liability insurance, the Company shall maintain Employee's coverage thereunder with respect to covered acts or omissions during the Employment Period.


    5. Employment Termination
       ----------------------
  The Employee's employment by the Company pursuant to this Agreement shall terminate at or prior to the expiration of the Employment Period upon the occurrence of any of the following:

       5.1  Termination of the Employment Period
            ------------------------------------
  At the expiration of the Employment Period in accordance with Section 1;

       5.2  Termination by the Company for Cause
            ------------------------------------
  Upon written notice by the Company to the Employee of a termination for Cause, provided such notice is given within one hundred eighty (180) days after the discovery by the Board or the Chief Executive Officer of the Cause event. For the purposes of this Section 5.2, "Cause" shall be deemed to exist upon the occurrence (or non-occurrence, as the case may be) of any of the following: (a) repeated violations by the Employee of the Employee's obligations under Section 2 of this Agreement (other than as a result of incapacity due to physical or mental illness) which are demonstrably willful and deliberate on the Employee's part, which are committed in bad faith or without reasonable belief that such violations are in the best interests of the Company and which are not remedied within thirty (30) days after receipt of written notice from the Board specifying such violations; or (b) the conviction of the Employee of a felony involving moral turpitude.

       5.3  Termination by the Company without Cause
            ----------------------------------------
  At the election of the Company, immediately upon written notice by the Company to the Employee without Cause;

       5.4  Death or Disability
            -------------------
  Thirty days after the death of the Employee. Upon thirty (30) days' prior written notice by the Company to the Employee of a termination for Disability, provide such notice is delivered during the period of Disability. As used in this Agreement the term "Disability" shall mean the inability of the Employee, due to a physical or mental disability, for a continuous period of 180 days to substantially perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company, provided that if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties;

       5.5  Termination by the Employee with or without Good Reason
            -------------------------------------------------------
  At the election of the Employee upon Good Reason or otherwise, upon five business days' prior written notice of termination. For purposes of this Agreement, "Good Reason" for termination shall be deemed to exist solely if the Employee terminates employment within one year after the occurrence of any of the following without the explicit written consent of the Employee:
(a) diminution of title, responsibilities, authority or duties; (b) a failure to be elected to or removal from the Board; (c) a change in work location beyond a 50 mile radius from the Employee's current location of employment (it being understood that foreign business travel shall not constitute a "change in work location" for these purposes unless it averages more than one calendar week per month outside North America), (d) the failure of the Company to obtain and deliver to the Employee a satisfactory written agreement from any successor to the Company to assume and agree to perform this Agreement, or (e) any breach of Section 4 of this Agreement or any other material breach of this Agreement by the Company; or

       5.6  Agreement of the Parties
            ------------------------
  By mutual consent of the Employee and the Company.

    6. Effect of Termination
       ---------------------
       6.1  Termination for Cause or Upon Expiration of the Agreement Term
            --------------------------------------------------------------
  In the event than the Employee's employment is terminated for Cause pursuant to Section 5.2 or upon the expiration of the Agreement pursuant to
Section 5.1, the Company shall have no further obligations under this Agreement other than to pay to the Employee the following amounts and benefits: (i) any unpaid Base Salary, (ii) any unpaid incentive bonus for the fiscal year ending immediately prior to Employee's termination date (or in the case of expiration, the year of expiration), (iii) any accrued but unused vacation that is still eligible to be taken in accordance with Company policy , (iv) reimbursement for any business expenses incurred prior to the Employee's date of termination to which the Employee would be otherwise entitled, (v) the Employee's entitlements with regard to the Options as set forth in Section 4.3 and (vi) any benefits or fringes due under any benefit or fringe benefit plan or arrangement in accordance with the terms of said plan or arrangement due for the period prior to such termination and (vii) the retirement benefits set forth in Section 4.4 (collectively, the Accrued Obligations").

       6.2  Termination by the Company without Cause, Termination by the
            ------------------------------------------------------------
             Employee for Good Reason, or Termination by Agreement of the
             ------------------------------------------------------------
             Parties
             -------
  In the event that the Employee's employment is terminated by the Company without Cause pursuant to Section 5.3, or by the Employee for Good Reason pursuant to Section 5.5, or upon mutual agreement of the parties pursuant to
Section 5.6, the Company shall pay to the Employee, in addition to any Accrued Obligations and the bonus amount set forth in Section 4.2, a lump sum payment in an amount equal to the lesser of (i) his annual Base Salary then in effect for eighteen (18) months, or (ii) his annual Base Salary for the period beginning on the date of termination through and including the expiration of the Employment Period set forth in Section 1 as if no termination had occurred. The Employee shall have no obligation to mitigate by seeking other employment and there shall be no offset against amounts due the Employee under this Agreement on account of any remuneration attributable to any subsequent employment he may obtain. In addition, the Company shall continue its contributions toward the Company's health and life insurance benefits on the same basis as immediately prior to the date of termination, except as provided below, for the applicable period outlined above under (i) or (ii). Notwithstanding the foregoing, the Company shall not be required to provide any health or life insurance benefit otherwise receivable by the Employee pursuant to this Section 6.2 if the Employee is actually covered by an equivalent benefit (at the same cost to the Employee, if any) from another employer during which continuing benefits are provided pursuant to this
Section 6.2. Any such benefit made available to the Employee shall be reported to the Company. The Company shall provide the foregoing severance pay and benefits to the Employee as set forth in this Section 6.2 only upon execution by the Employee of a release of claims, other than with respect to the Employee's rights under the Indemnification Agreement, with regard to post employment benefits and as a stockholder and option holder, in a form reasonably satisfactory to the Company. If the Employee fails to execute the aforesaid release of claims agreement, the Company shall have no further obligations under this Agreement other than to pay to the Employee the compensation and benefits otherwise payable to him under Section 4 through the last day of his actual employment by the Company and the Accrued Obligations.

       6.3  Termination by the Employee Without Good Reason
            -----------------------------------------------
  In the event that the Employee terminates his employment without Good Reason pursuant to Section 5.5, the Company shall pay to the Employee, in addition to any Accrued Obligations, a lump sum payment in an amount equal to the lesser of (i) his annual base salary then in effect for twelve (12) months, or (ii) his annual base salary for the period beginning on the date of termination through and including the expiration of the Employment as set forth in Section 1 as if no termination had occurred. The Employee shall have no obligation to mitigate by seeking other employment and there shall be no offset against amounts due the Employee under this Agreement on account of any remuneration attributable to any subsequent employment he may obtain. In addition, the Company shall continue its contributions toward the Company's health and life insurance benefits on the same basis as immediately prior to the date of termination, except as provided below, for the applicable period outlined above under (i) or (ii). Notwithstanding the foregoing, the Company shall not be required to provide any health or life insurance benefit otherwise receivable by the Employee pursuant to this Section 6.3 if the Employee is actually covered by an equivalent benefit (at the same cost to the Employee, if any) from another employer during which continuing benefits are provided pursuant to this Section 6.3. Any such benefit made available to the Employee shall be reported to the Company. The Company shall provide the foregoing severance pay and benefits to the Employee as set forth in this
Section 6.3 only upon execution by the Employee of a release of claims, other than with respect to the Employee's rights under the Indemnification Agreement, with regard to post employment benefits and as a stockholder and optionholder in a form reasonably satisfactory to the Company. If the Employee fails to execute the aforesaid release of claims agreement, the Company shall have no further obligations under this Agreement other than to pay to the Employee the compensation and benefits otherwise payable to him under Section 4 through the last day of his actual employment by the Company and the Accrued Obligations.

       6.4  Termination for Death or Disability
            -----------------------------------
  In the event that the Employee's employment is terminated by death or because of disability pursuant to Section 5.4, the Company shall pay to the Employee or to the Employee's heirs or to the executor or administrator of the Employee's estate, as the case may be, in addition to any Accrued Obligations and the bonus amount set forth in Section 4.2, compensation which would otherwise be payable to him under Section 4.1 of this Agreement through the end of the month in which such termination occurs.

   7.  Legal Fees
       ----------
  The Company agrees to reimburse the Employee for reasonable legal and consulting fees incurred in connection with the negotiation, acceptance and execution of the employment terms and this Agreement.

   8.  Change of Control
       -----------------
  The Company and the Employee are parties to another agreement which provides the Employee with certain benefits upon the occurrence of a Change in Control of the Company (as defined therein). This other agreement shall be referred to as "the Change in Control Agreement." Upon the "Effective Date," as defined in the Change in Control Agreement, the Employee shall be entitled to receive the greater of the payments and benefits accruing to the Employee under (a) the Change in Control Agreement, or (b) this Agreement. Notwithstanding anything therein to the contrary, Section 3 of the Change in Control Agreement is hereby clarified to provide that the Employee may voluntarily terminate his employment at any time during the Employment Period without such termination constituting a breach or other violation of such agreement.

   9.  Proprietary Information and Developments
       ----------------------------------------
  The Employee agrees to execute the Company's standard Invention Assignment and Proprietary Information Agreement.

  10.  Notices
       -------
  All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal or overnight delivery or three business days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the addresses shown below, or at such other address or addresses as either party shall designate to the other in accordance with this Section 10.

          If to the Company:
            Hasbro, Inc.
            1011 Newport Avenue
            Pawtucket, RI 02862
              Attn:  Harold P. Gordon
                     Vice Chairman

          With a copy to:

            Hasbro, Inc.
            32 West 23rd Street
            New York, NY 10010
              Attn:  Phillip H. Waldoks
                     Senior Vice President--
                     Corporate Legal Affairs and Secretary

          If to the Employee:
            Herbert M. Baum
            45 Loring Place
            Providence, RI 02906

          With a copy to:

            Proskauer Rose LLP
            1585 Broadway
            New York, NY 10036-8299
              Attn:  Michael S. Sirkin, Esq.

  11.  Pronouns
       --------
  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

  12.  Entire Agreement
       ----------------
  This Agreement, together with the agreements referred to herein, constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement other than the Change in Control Agreement.

  13.  Amendment
       ---------
  This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

  14.  Governing Law
       -------------
  This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Rhode Island.

  15.  Successors and Assigns
       ----------------------
  This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to all or substantially all of its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him. Notwithstanding the foregoing, the Company may, with the Employee's prior written consent, assign an appropriate portion of its obligations hereunder to one or more of its subsidiaries.

  16.  Miscellaneous
       -------------
       16.1
  No delay or omission by the Company or the Employee in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company or the Employee on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

       16.2
  The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

       16.3
  The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

       16.4
  In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.


  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                   HASBRO, INC.

                                   By: /s/ Alan G. Hassenfeld
                                      -----------------------

                                   Title: Chairman of the Board and
                                          Chief Executive Officer


                                   EMPLOYEE

                                    /s/ Herbert M. Baum
                                   --------------------
                                   Herbert M. Baum




EXHIBIT A


                 RETIREE ACCELERATED OPTION EXERCISE AGREEMENT



  AGREEMENT, dated ________ __, ____, between Hasbro, Inc., a Rhode Island corporation having its principal place of business at 1027 Newport Avenue, Pawtucket, Rhode Island 02862 (the "Company"), and Herbert M. Baum, residing at 45 Loring Place, Providence, RI 02906 ("Optionee").

RECITAL
  The Company and Optionee are parties to the Stock Option Agreements described on Schedule 1 hereto (the "Option Agreements"), pursuant to which Optionee has been granted options to purchase shares of common stock, par value $.50 per share, of the Company at prices designated in the Option Agreements (the "Options") exercisable in accordance with Section 2 of each of the Options Agreements.

  The Company and the Optionee are also party to an Employment Agreement, dated as of January 5, 1999 (the "Employment Agreement") and this Agreement is made pursuant to the first sentence in Section 4.3 (d) of the Employment Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreements.

  The Optionee wishes to be granted the right to exercise Optionee's Options that are not yet exercisable in accordance with the schedule set forth in
Section 2 of each of the Option Agreements (the "Unvested Options").

  The Company is willing to grant Optionee the right to exercise all Unvested Options (see Schedule 1 hereto) for a period beginning on the date Employee's employment with the Company terminates, other than for Cause, upon or after the expiration of the initial three year Employment Period (the "Retirement Date") and ending three years thereafter, in consideration for Optionee's covenants herein.

  Optionee understands that all of Optionee's Options that shall not have been exercised by Optionee within said three-year period shall expire at the end of said three-year period, regardless of the expiration date otherwise specified in Section 2 of each of the Option Agreements.

AGREEMENT

  In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

   Section 1.  Acceleration of Options
               -----------------------
  The Optionee's Unvested Options are hereby exercisable for the period beginning on the Retirement Date and ending three years thereafter, at which time all of Optionee's Options that have not been exercised shall expire.

   Section 2.  Non-Competition Covenants of the Optionee
               -----------------------------------------
  The Optionee agrees that, except as otherwise provided in this Section 2, Optionee will not, without the prior written consent of the Company, for a period from the Retirement Date until the later of (a) the first anniversary of the Retirement Date and (b) the period that any of Optionee's Options are outstanding, in any country in which the Company or any affiliate is engaged in business on the date hereof, directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, render services or advice to, or be connected with, as partner, stockholder, director, officer, agent, employee, consultant or otherwise, any business, firm or corporation which competes with the Company or any of its affiliates, except that nothing shall prevent the Optionee from serving as an outside director or executive officer of any publicly held company, less than 5% of the revenues of which derive from products or services that are competitive with products or services of the Company, provided that Optionee shall not be directly involved in the development, manufacture or distribution of such competitive products or services. The Optionee shall not be deemed under this Section 2 to be engaged in any business solely by reason of ownership, as an investment only, of less than two percent of the outstanding amount of any securities of any corporation regularly traded on a national stock exchange or over-the-counter.

   Section 3.  Miscellaneous
               -------------
               3.1   Rights and Remedies Upon Breach
                     -------------------------------
  If the Optionee breaches, or threatens to commit a breach of, any of the provisions of Section 2 (the "Covenants"), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

               3.1.1 Specific Performance
                     --------------------
  The right and remedy to have the Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company.

               3.2   Severability of Covenants
                     -------------------------
  The Optionee acknowledges and agrees that the Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Covenants shall not thereby by affected and shall be given full effect without regard to the invalid portions.

               3.3   Blue-Penciling
                     --------------
  If any court determines that any of the Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provisions, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

               3.4   Enforceability in Jurisdictions
                     -------------------------------
  The Optionee intends to, and hereby confers jurisdiction to, enforce the Covenants upon the courts of any jurisdiction within the geographical scope of such Covenants. If the courts of any one or more of such jurisdiction hold the Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of the Covenants, as to breaches of the Covenants in such other respective jurisdictions, such Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

               3.5   Entire Agreement
                     ----------------
  This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

               3.6   Waivers and Amendments; Non-Contractual Remedies;
                     -------------------------------------------------
                      Preservation of Remedies
                      ------------------------
  This Agreement may be amended, superseded, cancelled, terminated, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

               3.7   Governing Law
                     -------------
  This Agreement shall be governed and construed in accordance with the laws of the State of Rhode Island applicable to agreements made and to be performed entirely within such state.

               3.8   Binding Effect; Assignment
                     --------------------------
  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. This Agreement is not assignable except by operation of law or by the Company to any of its affiliates or successors.

               3.9   Counterparts
                     ------------
  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties thereto.

               3.10  Headings
                     --------
  The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.


  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                          OPTIONEE:


                                   ------------------------
                                   Herbert M. Baum

                          HASBRO, INC.


                          By:
                             ------------------------------

                          Name:
                               ----------------------------

                          Title:
                                ---------------------------




SCHEDULE 1


                              Unvested Options



1. Stock Option Agreement, dated __________ __, ____, for _______ shares at the exercise price of __.____ of which _______ are Unvested Options.



2. Stock Option Agreement, dated __________ __, ____, for _______ shares at the exercise price of __.____ of which _______ are Unvested Options.